UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CPS TECHNOLOGIES CORP.

(Name of Registrant as Specified in Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CPS TECHNOLOGIES CORP.

Notice of Annual Meeting of Stockholders

To Be Held April 27, 2018

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2018 Annual Meeting of Stockholders (the “Meeting”) of CPS Technologies Corp., a Delaware corporation (the “Company”), will be held at Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, at 10:00 a.m. (local time) on Friday, April 27, 2018, to:

1.	Elect four directors to serve on the Board of Directors until the next annual meeting of stockholders and until their successors are elected and qualified;

  Hold a stockholder advisory vote on the compensation of the Company’s named executive officers as disclosed in the proxy statement for the Meeting; and

3.	Consider and act upon such other business and matters as may properly come before the Meeting or any adjournments thereof.

Only stockholders of record of the Company at the close of business on March 9, 2018 are entitled to notice of and to vote at the Meeting or any adjournments thereof.

All stockholders are cordially invited to attend the Meeting. Whether or not you expect to attend the Meeting, please complete, sign, date and return the enclosed proxy card in the envelope provided at your earliest convenience. If you return your proxy, you may nevertheless attend the Meeting and vote your shares in person.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2017, which contains financial statements and other information of interest to stockholders, accompanies this Notice and the attached Proxy Statement.

By Order of the Board of Directors,

Susan E. April, Secretary

Norton, Massachusetts

March 20, 2018

It is important that your shares be represented at the Meeting. Whether or not you plan to attend the Meeting, please promptly complete, sign, date and mail the enclosed proxy card in the envelope provided, which requires no postage if mailed in the United States.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Shareholder Meeting to be Held on April 27, 2018

This Proxy Statement and related materials are available at the Company’s website at www.alsic.com/sec-filings under “Proxy Materials”.

This Proxy Statement relates to the Company’s 2018 Annual Meeting of Stockholders to be held on April 27, 2018 at 10:00 a.m. (local time) at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109. The matters to be voted upon at such meeting are:

(1)	the election of four directors to serve on the Board of Directors until the next annual meeting of stockholders and until their successors are elected and qualified; and

(2)	a stockholder advisory vote on the compensation of the Company’s named executive officers as disclosed in the proxy statement for the meeting.

Stockholders will also consider and act upon such other business and matters as may properly come before such meeting or any adjournments thereof.

Only stockholders of record at the close of business on March 9, 2018 are entitled to notice of and to vote at the meeting and any adjournments thereof.

Materials that will be available electronically at the website identified above include:

•	the Proxy Statement for the meeting, which includes the Notice of Annual Meeting of Stockholders;

•	the form of proxy card; and

•	the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2017.

If you wish to attend the meeting in person and need directions, please contact Investor Relations at (508) 222-0614. Instructions on how to complete, sign, date and return the proxy card are provided on the card.

CPS TECHNOLOGIES CORP.

111 South Worcester Street

Norton, MA 02766

PROXY STATEMENT

for the

2018 Annual Meeting of Stockholders

April 27, 2018

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of CPS Technologies Corp., a Delaware corporation (“CPS” or the “Company”), for use at the Company’s 2018 Annual Meeting of Stockholders and any adjournments thereof (the “Meeting”), to be held at Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, at 10:00 a.m. (local time) on Friday, April 27, 2018.

It is expected that the Notice of Meeting, this Proxy Statement and the accompanying proxy card, and the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2017 containing financial statements and other information of interest to stockholders, will be mailed to stockholders on or about March 20, 2018.

Record Date and Outstanding Shares

Only record holders of shares of the common stock, par value $0.01 per share, of the Company (the “Common Stock”) as of the close of business on March 9, 2018 (the “Record Date”) are entitled to notice of and to vote at the Meeting.

As of the Record Date, there were 13,203,436 shares of the Company’s Common Stock outstanding and entitled to vote. The shares of Common Stock are the only voting securities of the Company. Stockholders are entitled to cast one vote for each share of Common Stock held of record.

Proxies

If the enclosed proxy card is properly marked, signed, and returned in time to be voted at the Meeting, and is not subsequently revoked, the shares represented will be voted in accordance with the instructions marked thereon. SIGNED PROXIES RETURNED TO THE COMPANY AND NOT MARKED TO THE CONTRARY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. Thus, proxies not marked to the contrary will be voted:

•	in favor of the nominees for election to the Board, and

•	in favor of the compensation of our named executive officers as disclosed in this Proxy Statement.

Any stockholder may revoke a proxy at any time prior to its exercise by signing and delivering a later-dated proxy or a written notice of revocation to the Secretary of the Company. Stockholders attending the Meeting may also revoke their proxies by voting in person at the Meeting. Attendance at the Meeting will not itself be deemed to revoke a proxy unless a stockholder gives affirmative notice at the Meeting that such stockholder intends to revoke the proxy and vote in person.

Quorum, Broker Non-Votes and Approval

The presence in person or by proxy of the holders of a majority of the shares of Common Stock issued and outstanding on the Record Date and entitled to vote is required to constitute a quorum at the Meeting. The Meeting may be adjourned to any other time, and to any other place at which meetings of the Company’s stockholders may be held under its By-Laws, by the stockholders present in person or represented at the Meeting and entitled to vote, although less than a quorum, or, if no stockholders are present, by an officer of the Company entitled to preside at or act as Secretary of such meeting. It is not necessary to provide notice to stockholders of any adjournment of less than 30 days if the time and place of the adjourned meeting are announced at the Meeting, unless after adjournment a new record date is fixed for the adjourned meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the Meeting as originally scheduled.

Abstentions and broker non-votes will count in determining whether a quorum is present at the Meeting and any adjourned meeting. A broker non-vote occurs when a beneficial owner of shares held in street name does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if the shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee is only entitled to exercise its discretionary authority and vote the shares on matters that are considered “routine”; they are not entitled to vote such shares absent instructions on “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange, which generally govern this issue regardless of the exchange on which a company’s securities are listed, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, equity compensation matters, “say on pay” and “say when on pay” proposals, and the election of directors – even in uncontested elections.

At the Meeting, both of the proposals to be voted on by stockholders are considered “non-routine” and therefore brokers and nominees will not have any discretionary authority to vote on any of the proposals. They must receive instructions from beneficial owners on how to vote such owners’ shares, or the votes will be considered broker non-votes.

Proposals shall be voted on and approved as follows:

•	Proposal 1: The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and voting on the matter shall be required for the election of directors. Abstentions and broker non-votes will not be included in the totals for director elections, and will have no effect on the outcome of the vote.

•	Proposal 2: The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and voting on the matter shall be required for the stockholder advisory vote on the compensation of the Company’s named executive officers as disclosed in the Compensation section (including the tables therein) of this Proxy Statement. Abstentions and broker non-votes will not be included in the totals for the proposal, and will have no effect on the outcome of the vote.

Interests of Certain Persons in Matters to be Acted On

No director, executive officer or nominee for director, nor any associate of any of the foregoing, has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Meeting.

Other Matters

If any other matter should be presented at the Meeting upon which a vote may be properly taken, shares represented by all proxies received by the Company will be voted with respect thereto in accordance with the judgment of the persons named as proxies.

CPS’s By-laws provide that if a stockholder desires to bring business before an annual meeting of stockholders, such stockholder must provide written notice thereof no less than 30 days prior to the first anniversary of the date of notice given to stockholders for the prior year’s annual meeting of stockholders, but in no event is notice required to be given more than 50 days prior to the date of such meeting. The notice must set forth a full description of the item of business proposed to be brought before the meeting and the class and number of shares held of record, beneficially and represented by proxy of the proposing shareholder as of the record date of such meeting (if known) and as of the date of the notice.

If a stockholder desires to have the Company include in its proxy materials and form of proxy any proposal, it must provide notice to the Company no less then 120 days prior to the anniversary of the date of notice given to stockholders for the prior year’s annual meeting of stockholders. Such notice must also comply with applicable law.

PROPOSAL 1. ELECTION OF DIRECTORS

Pursuant to the Company’s By-laws, the number of directors which shall constitute the whole Board of Directors of the Company is determined by a resolution of the stockholders or Board, but in no event may be less than one director. The Company’s Board of Directors is currently authorized to consist of four members. Each director holds office until the next annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. Directors need not be stockholders.

In the event of a vacancy on the Board, the remaining directors may exercise the powers of the full Board until the vacancy is filled except as otherwise provided by law. Unless and until filled by stockholders, any vacancy in the Board, however occurring and including a vacancy resulting from an enlargement of the Board, may be filled by a vote of the majority of the directors then in office, even though less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy is elected for the unexpired term of his or her predecessor, and a director chosen to fill a vacancy resulting from an enlargement of the Board holds office until the next annual meeting of stockholders and until the director’s successor shall have been elected and qualified or until his or her earlier death, resignation or removal.

Nominees for Director

Four directors are to be elected at the Meeting. The Board of Directors, as recommended by its Compensation and Nominating Committee, has nominated each of Grant C. Bennett, Thomas M. Culligan, Francis J. Hughes, Jr. and Daniel C. Snow for election to the Board. Each of Messrs. Bennett, Culligan and Hughes and Dr. Snow is currently a director of the Company and each has consented to being named in this Proxy Statement and to serve if elected. Each nominee is standing for re-election.

If elected, the nominees will hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified.

The affirmative vote of a majority of the votes cast at the Meeting by the shares entitled to vote thereon is required to elect a director in uncontested director elections. Thus, the number of votes cast with respect to each director’s election excludes abstentions and broker non-votes with respect to that director’s election. In contested elections where the number of director nominees exceeds the number of directors to be elected, the voting standard is a plurality of the shares present in person or by proxy entitled to vote. It is intended that, unless you give contrary instructions, shares represented by proxies solicited by the Board of Directors will be voted for the election of the nominees listed below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE ELECTION OF THE NOMINEES.

Members of the Board of Directors, Nominees and Executive Officers

The following table sets forth the name and address of each director, nominee and executive officer of the Company, the year each current director first became a director, and the age and positions currently held by each such individual with the Company. The following table is as of the Record Date.

Name and Address(1)	Year First Became a Director	Age	Positions and Offices with the Company
Grant C. Bennett	1992	63	Chief Executive Officer, President and Treasurer, Director

Thomas M. Culligan	2014	66	Director

Francis J. Hughes, Jr.	1993	67	Director

Daniel C. Snow	2008	46	Director

Non-Director Executive Officers

Thomas E. Breen	--	56	Senior Vice President of Sales and Marketing

Ralph M. Norwood	--	74	Chief Financial Officer

(1)	The address of the Company’s directors and executive officers is c/o CPS Technologies Corp., 111 South Worcester Street, Norton, Massachusetts 02766.

Directors and Nominees

Grant C. Bennett. Mr. Bennett has held the positions of President, Chief Executive Officer and Treasurer of the Company, and has been a member of the Board, since September, 1992.  Prior to that time, he served as Vice President of Business Development of the Company from November, 1985 to September, 1992.  Before joining CPS, Mr. Bennett was a consultant at Bain & Company, a Boston-based management consulting firm.  Mr. Bennett has a B.A. from the University of Utah and an M.S. from the Massachusetts Institute of Technology.

Mr. Bennett’s qualifications for election to and service on the Board of Directors include his strategic, technical and leadership experience, his financial acumen, and his deep understanding of the Company’s products, clients, business and industry.

Thomas M. Culligan. From 2001 until his retirement in December 2013, Mr. Culligan was a Senior Vice President of Raytheon Company and served as the Chairman and Chief Executive Officer of Raytheon International, Inc., an international aerospace and defense company. Prior to joining Raytheon in 2001, Mr. Culligan held senior positions with Honeywell International, Inc. (and its predecessor, Allied Signal, Inc.) and McDonnell Douglas Corp.  Mr. Culligan earned his undergraduate and masters degrees from Florida State University. He is a member of the Board of Advisors of M International, Inc., a leading provider of aftermarket support solutions for the global aerospace and defense industry, a member of the Board of Directors of Optics 1, Inc., a privately-held global leader in full-service state-of-the-art design and production of electro-optical products, systems and sensors, and a member of the Foundation Board of Florida State University. Mr. Culligan also currently serves on the Board of Directors of Heico Corporation, a publicly-traded manufacturer of Federal Aviation Administration-approved jet engine and aircraft component replacement parts and electronic equipment for the aviation, defense, space, industrial, medical, telecommunications and electronics industries. He also serves on the Environmental, Health and Safety Committee of Heico’s Board of Directors.

Mr. Culligan’s qualifications for election to and service on the Board of Directors include his significant experience in worldwide sales and marketing, international business, and government relations and operations, as well as his business development and engineering skills and expertise.

Francis J. Hughes, Jr. Mr. Hughes has served as President of American Research and Development Corporation (“ARD”), a venture capital firm, since 1992. Mr. Hughes joined ARD’s predecessor organization in 1982, and became Chief Operating Officer of that entity in 1990. Prior to joining ARD, Mr. Hughes was a consultant at The Boston Consulting Group, a Boston based management consulting firm. Mr. Hughes has co-founded and served as a General Partner of the following venture capital funds: ARD I, L.P., ARD II, L.P., ARD III, L.P., Hospitality Technology Fund, L.P. and Egan-Managed Capital, L.P. Mr. Hughes has served as a Director of the Company since 1993. Mr. Hughes has a B.S. and M.S. from the Massachusetts Institute of Technology and an M.B.A from the Harvard Business School.

Mr. Hughes’s qualifications for election to and service on the Board of Directors include his financial expertise and knowledge and his understanding of the Company’s accounting practices and general accounting principles. Mr. Hughes’s venture capital experience, particularly serving on an interim basis in operating roles of emerging growth companies in the high technology sector, adds another valuable perspective to the Board, as do his management, strategic, and business development skills.

Daniel C. Snow, PhD. Dr. Snow has served as an associate professor at the Marriott School of Management at Brigham Young University since 2010, was a visiting professor at Oxford University for 2015, and was a visiting professor at both the Harvard Business School and Dartmouth College’s Tuck School of Business from 2015 to 2016. From 2004 to 2010, he served on the faculty of the Harvard Business School. His research focuses on technological innovation, specifically furthering the understanding of the complex interplay between old and new technologies.  Dr. Snow previously worked for Ford Motor Company as a financial analyst and has served as a director of the Company since 2008. Dr. Snow holds a B.A. and M.B.A from Brigham Young University and a Ph.D from the University of California, Berkeley.

Dr. Snow’s qualifications for election to and service on the Board of Directors include his business and management experience and his academic background and achievements. His experience as a financial analyst also enhances the ability and functioning of the Board and in particular the Audit Committee in discharging its responsibilities to assist the Board with overseeing management’s conduct of CPS’s financial reporting processes.

Executive Officers

Thomas E. Breen. Mr. Breen joined CPS in November, 2016 as Senior Vice President of Sales and Marketing, a newly created position reporting directly to the CEO. Prior to joining CPS, Mr. Breen was Director of Global Sales for Headwall Photonics, Incorporated, a leading producer of spectral imaging instruments, from June 2014 to November 2016. From January 2012 to June 2014, Mr. Breen served as Director, Force Protection Hand-held Systems at United Technologies; before joining United Technologies, he served as Director of Airborne Strategic Planning and Business Development at Goodrich Corporation and also held positions at BAE Systems, General Dynamics, and Lockheed Martin. Mr. Breen has a B.S. in electrical engineering and an M.B.A from Northeastern University.

Ralph M. Norwood. Mr. Norwood joined the Company as Chief Financial Officer in September, 2011. He came to the Company from Navigator Advisors LLC, a financial consulting company, where he had served as President since he founded the firm in 2006. From 2002 until 2005 he served as Vice President and Chief Financial Officer of SatCon Technology Corporation, a clean energy company headquartered in Boston, MA. Previously, he served for over 20 years at Polaroid Corporation in various capacities including Vice President and Treasurer, Vice President and Controller, and Worldwide Manufacturing Controller. Mr. Norwood is a CPA and has a B.S. from the University of New Hampshire and an M.B.A from the Darden School at the University of Virginia.

Corporate Governance

Board Composition and Independence; Meetings

The Board of Directors is currently composed of four members, each of whom, with the exception of Mr. Bennett, the Board has determined is an “independent” director as that term is defined in the rules and regulations of The Nasdaq Stock Market (“Nasdaq”), including Listing Rule 5605, and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company does not utilize any other definition or criteria for determining the independence of a director or nominee, and no other transactions, relationships, or other arrangements exist to the Board’s knowledge or were considered by the Board in determining any director’s or nominee’s independence.

The Board of Directors held six meetings during the fiscal year ended December 30, 2017. Each director attended at least 75% of the aggregate of (a) the total number of meetings of the Board of Directors he was eligible to attend, and (b) the total number of meetings of all committees of the Board of Directors on which he served that were held during the Company’s 2017 fiscal year.

Board Structure; Role in Risk Oversight

The Board currently does not have a Chairman, although Mr. Bennett acts as chair of meetings held by the Board. The Company is led by Mr. Bennett, in his capacity as President and CEO. Given the Company’s historic size and financial results, the Board regularly reviews this situation and has determined that neither appointing a Chairman nor designating a lead independent director is necessary or would result in significant benefits to the Company at this time.

The Board of Directors oversees the business of the Company, including management performance and risk management, to assure that the long-term interests of CPS’s stockholders are being served. The process to identify, analyze, report and manage risks has been developed informally over time and involves managers reporting to the Chief Executive Officer and Chief Financial Officer, who, together with those and/or other senior managers, report to the Board on the significant risks facing the Company. As a relatively small organization, the Board, as well as its members individually, has frequent interactions with most senior managers as well as many of the other managers, thus facilitating an open dialogue on issues facing the Company. Each risk is discussed and quantified when possible and a plan is developed to address and mitigate identified risks. Each committee of the Board is also responsible for reviewing the risk exposure of the Company related to the committee’s areas of responsibility and providing input to management and the Board on such risks. The Audit Committee is especially critical in this process, and such committee’s responsibilities include reviewing risk management and compliance programs and consulting with management and the Board on risk identification, measurement and mitigation.

Committees

The Board of Directors currently has two committees, the Audit Committee and the Compensation and Nominating Committee, and regularly reviews this structure. Each of these committees is described below.

Audit Committee

The Audit Committee of the Board, which consists of Mr. Hughes (Chairman), Mr. Culligan and Dr. Snow, held four meetings during fiscal year 2017. The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting processes, including the process of preparing the financial reports and other financial information CPS provides to any governmental or regulatory body, the public or other users thereof; reviewing the Company’s systems of internal accounting and financial controls; overseeing the annual independent audit of its financial statements; and assessing the Company’s legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between and among the committee and the Board, the Company’s independent registered public accounting firm, and management of the Company. The Audit Committee also is directly responsible for the appointment, retention, and termination of the Company’s independent registered public accounting firm, which reports directly to the Audit Committee, and the work of the independent auditors. The committee further pre-approves all audit and non-audit services provided by the independent auditors.

The Audit Committee acts pursuant to the Audit Committee Charter, a copy of which is posted on the Company’s website at www.alsic.com/governance-documents. The Audit Committee’s charter requires that the committee review and reassess the charter at least annually, and requires the committee to perform an annual evaluation of its own performance to ensure it is functioning effectively. The Audit Committee’s charter was affirmed in February 2018 without change.

The Board of Directors has determined that Mr. Hughes satisfies the definition of “audit committee financial expert” as promulgated by the Securities and Exchange Commission (the “Commission”) by virtue of his work and educational experience as described above. Mr. Hughes, along with the other members of the Audit Committee, are deemed independent under Nasdaq’s listing standards for directors and Audit Committee members under Nasdaq Listing Rules 5605(b) and (c).

Compensation and Nominating Committee

The Compensation and Nominating Committee of the Board of Directors (the “Compensation Committee”) consists of Dr. Snow (Chairman) and Messrs. Culligan and Hughes, and held one meeting during the 2017 fiscal year. This committee was originally designated as the Compensation Committee of the Board and addressed solely compensation-related matters. In March 2014, the Board expanded the committee’s responsibilities and duties to include those relating to nomination and governance matters, and adopted procedures for stockholder nominations and the desired qualifications of candidates, discussed below. The Board has determined that each of the Compensation Committee members satisfies applicable independence requirements for directors as well as members of such committee under Nasdaq Listing Rules 5605(d) and (e).

The primary function of the Compensation Committee is to assist the Board of Directors in discharging its responsibilities with respect to the Company’s compensation and benefit programs, the organization and membership of the Board, and corporate governance matters. The Compensation Committee’s goal is to assure that the composition, practices and operation of the Board contribute to value creation and effective representation of the Company’s stockholders, and to play a leadership role in shaping the Company’s corporate governance.

The Compensation Committee acts pursuant to the Compensation and Nominating Committee Charter, a copy of which is posted on the Company’s website at www.alsic.com/governance-documents. The Compensation Committee’s charter requires that the committee review and reassess the adequacy of the charter annually and recommend any proposed changes to the Board for approval. The Compensation Committee must also annually evaluate its own performance. The Compensation Committee’s charter was reviewed and affirmed in February 2018.

The Board has approved policies and procedures for the Compensation Committee with respect to the nomination of candidates to the Board and any committees thereof. These policies and procedures are available on the Company’s website at www.alsic.com/governance-documents and are summarized below, and have not been changed since adoption. For a greater description of the Compensation Committee’s role in evaluating and establishing compensation programs, policies and levels for the Company, see the Compensation Discussion and Analysis and Compensation sections below.

Nomination Policies and Procedures

The Compensation Committee will accept for consideration any candidate properly recommended by a stockholder; acceptance of a recommendation for consideration does not imply the Board will approve the nomination, or recommend for nomination to stockholders, the proposed candidate.

Stockholders who wish to nominate qualified candidates to serve as directors must notify the Company in writing, by notice delivered to the attention of the Secretary of the Company at the address of the Company’s executive offices, of a proposed nominee. Submissions may be by mail or personal delivery. E-mail submissions will not be considered. In order to ensure meaningful consideration of such candidates, notice must be received no later than 50 calendar days prior to the first anniversary of the date of notice given to stockholders for the prior year’s annual meeting of stockholders.

The notice must set forth as to each proposed nominee:

•	the nominee’s name, age, business address and, if known, residence address,
•	his or her principal occupation or employment and business experience,
•	the number of shares of stock of the Company, if any, which are beneficially owned by such nominee, and
•	any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to applicable law, including but not limited to any arrangements or agreements regarding the proposed candidate’s nomination, all relationships between the proposed nominee and the recommending stockholder and the Company, and all transactions between such parties.

The notice must also set forth with respect to the stockholder giving the notice the name and address of such stockholder and the class and number of shares of the Company that are held of record, held beneficially and represented by proxy by such stockholder as of the record date for the meeting (if such date has been made publicly available) and as of the date of such notice.

Submissions received through this process will be forwarded to the Compensation Committee and Board of Directors for review. Only those submissions that comply with these procedures and those nominees who satisfy the qualifications deemed necessary for directors of the Company will be considered. Notwithstanding the foregoing, as set forth in the Company’s By-laws, the Board shall not be obligated to include information as to any nominee for director in any proxy statement or other communication sent to stockholders except as required under applicable law.

When considering candidates, the Company strives to achieve a balance of knowledge, experience and accomplishment such that the Board reflects a diversity of talent, age, skill, expertise and perspective. While there are no set minimum requirements, the Compensation Committee believes a candidate should:

•	reflect the highest personal and professional ethics, integrity and values,
•	be committed to representing the long-term interests of CPS shareholders,
•	possess superior business-related knowledge, skills and experience,
•	have excelled in both academic and professional settings,
•	be free of actual or potential conflicts of interest, and
•	satisfy all independence criteria imposed by applicable law.

In addition to the above criteria (which may be modified from time to time), the Compensation Committee and Board may consider such other factors deemed in the best interests of the Company and its stockholders, including a candidate’s current or recent experience as a senior officer, his or her business, scientific and/or engineering experience, knowledge of the end-markets served by CPS, the nominee’s contacts and relationships within the Company’s industry, as well as his or her general ability to enhance the overall composition of the Board. The Company does not have a formal policy with regard to the consideration of diversity when identifying and evaluating nominees; however, in recommending directors, the Compensation Committee and Board consider the specific background and experience of incumbent directors and nominees and other personal attributes to provide a diverse mix of capabilities, contributions and viewpoints that they believe enable the Board to function as effectively as possible.

Potential candidates are identified through referrals and recommendations, including by incumbent directors, management and stockholders, as well as through business and other organizational networks. The Board may retain and compensate third parties, including executive search firms, to identify or evaluate, or assist in identifying or evaluating, potential director nominees.

Current members of the Board with the requisite skills and experience are considered for re-nomination, balancing the value of the member’s continuity of service and familiarity with the Company with that of obtaining a new perspective, and considering each individual’s contributions, performance and level of participation, the current composition of the Board, and the Company’s needs. If any existing members do not want to continue in service or if it is decided not to re-nominate a director, new candidates are identified in accordance with those skills, experience and characteristics deemed necessary for new nominees, and are evaluated based on the qualifications set forth above. In every case, the Board meets (in person or telephonically) to discuss each candidate, and may require personal interviews before final approval.

Neither the Compensation Committee nor the Board currently differentiates, and they do not intend in the future to differentiate, between or alter the manner in which candidates are evaluated based on the constituency (including stockholders) that proposed the candidate.

Stockholder Communications and Director Attendance at Annual Stockholder Meetings

The Board welcomes communications from stockholders and has adopted a procedure for receiving and addressing such communications. Any stockholder who desires to communicate with the Board, non-management directors as a group, or any individual director may send a letter addressed to the same to CPS Technologies Corp., 111 South Worcester Street, Norton, MA 02766, Attn: Chief Financial Officer. The CFO will forward such communications directly to the addressee(s).

Recognizing that director attendance at the Company’s annual meetings of stockholders can provide stockholders with an opportunity to communicate with members of the Board of Directors, it is the policy of the Board of Directors to strongly encourage, but not require, the members of the Board to attend such meetings. All then-current members of the Board attended the 2017 Annual Meeting of Stockholders.

CPS’s policies regarding stockholder communications and director attendance (which may be modified from time to time) can be found on the Company’s website at www.alsic.com/governance-documents.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers, directors, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Commission. Officers, directors and greater-than-10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on the Company’s review of the copies of such reports and any amendments thereto furnished to the Company during and with respect to the Company’s 2017 fiscal year, or written representations from certain reporting persons that they were not required to file, the Company believes that during fiscal year 2017, its officers, directors, and beneficial owners of more than 10% of the Common Stock complied with all applicable Section 16(a) filing requirements except that Thomas Breen filed a Form 4 reporting the grant of options three days late in February 2017, and former executive officer Mr. Adams filed a Form 4 reporting his sale of shares on the open market one day late in November 2017.

Certain Relationships and Related Person Transactions; Legal Proceedings

There were no transactions during fiscal years 2017 or 2016, and there are no currently proposed transactions, to which the Company was or is to be a participant and in which any related person had or will have a direct or indirect material interest. There are no family relationships among the directors, executive officers or any nominee therefor, and to the Company’s knowledge no arrangements or understandings exist between any director, executive officer or nominee and any other person pursuant to which such director, executive officer or nominee was or is to be selected as a director or executive officer.

There are no material proceedings to which a director, executive officer or nominee is a party adverse to the Company or any subsidiary or has a material interest adverse to the Company or any subsidiary, nor to the Company’s knowledge are there any proceedings or events material to an evaluation of the ability or integrity of the Company’s directors, nominees or executive officers.

Code of Ethics

The Company has adopted the CPS Code of Conduct, which applies to all directors, officers (including the principal executive officer, principal financial officer and treasurer) and employees. A copy of this code can be found on the Company’s website at www.alsic.com/governance-documents.

REPORT OF THE AUDIT COMMITTEE

Our Audit Committee consists of three independent members of the Board of Directors as defined in the rules and regulations of The Nasdaq Stock Market, including Listing Rule 5605.

The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting processes, including the process of preparing the financial reports and other financial information CPS provides to any governmental or regulatory body, the public or other users thereof; reviewing the Company’s systems of internal accounting and financial controls; overseeing the annual independent audit of the Company’s financial statements; and assessing the Company’s legal compliance and ethics programs as established by management and the Board. Management is responsible for the preparation, presentation, and integrity of our financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The independent auditors are responsible for auditing our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 30, 2017 with management. Furthermore, the Audit Committee has discussed with Wolf & Company, P.C., our independent auditors for the fiscal year ended December 30, 2017, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended. The Audit Committee has received the written disclosures and letter from Wolf & Company, P.C. required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Wolf & Company, P.C. such firm’s independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2017.

Audit Committee

Francis J. Hughes, Jr. (Chair)

Thomas M. Culligan

Daniel C. Snow

COMPENSATION DISCUSSION AND ANALYSIS

As noted above, the primary role of the Compensation and Nominating Committee of the Board of Directors, comprised solely of non-employee, “independent” directors, is to assist the Board with discharging its responsibilities relating to the compensation of CPS’s employees, officers and directors, and the development and administration of the Company’s compensation and benefit programs.

The Compensation Committee operates under a written charter, which is available at www.alsic.com/governance-documents. As set forth in the charter, the committee’s authority and responsibilities with respect to compensation include:

•	For executives, to assist with the development of an executive compensation program supportive of the achievement of the Company’s strategic goals and objectives, to review and approve the goals and objectives relevant to the compensation of the Chief Executive Officer of the Company, including an annual evaluation of the CEO’s performance and the establishment of the CEO’s compensation and other material terms of employment, and to review senior management team member compensation;

•	For directors, to annually evaluate the appropriate level and form of compensation for members of the Board and its committees, and to recommend changes to the Board when appropriate; and

•	For employees generally, to monitor and review all general compensation strategies and programs of the Company, including equity incentives and benefit programs.

The following discussion provides information about the Company’s compensation plans and programs generally, as well as compensation awarded to, earned by or paid to our “named executive officers” pursuant to applicable Commission rules and regulations. For additional information, please see the Compensation section that follows this discussion and analysis.

Compensation Philosophy and Objectives

Our primary goal is to align compensation with the Company’s business objectives and performance. Our aim is to attract, retain and reward executive officers and other key employees who contribute to our long-term success and to motivate those individuals to enhance long-term stockholder value. To establish this relationship between executive compensation and the creation of stockholder value, the Board has adopted a total compensation package comprised of base salary, bonus, and stock option awards. Key objectives of our compensation structure include:

•	We intend to pay competitively with leading companies with which we compete for talent.
•	We maintain annual incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that are intended to bring total compensation to competitive levels.
•	We provide meaningful equity-based incentives for executives and other key employees to ensure that individuals are motivated over the long-term to respond to our business challenges and opportunities as owners and not just as employees.

Procedure

Compensation decisions are tied to the Company’s fiscal year for officers, and according to seniority date for non-officer employees of the Company. For each employee, a performance evaluation is conducted by his or her supervisor, the results of which are shared with the employee. The evaluation encompasses a review of the employee’s individual performance over the course of the year, and includes recognition of the achievement by CPS of its objectives and priorities. Compensation decisions are made after the results of the performance evaluations have been considered and an analysis is completed that considers the goals of market competitiveness and enhancement of stockholder value. Compensation levels at peer companies are considered as part of the process. No upward adjustment is made to an employee’s compensation if the individual’s performance does not merit, or if the Company’s financial condition and performance do not support, such an adjustment.

The Compensation Committee does not make individual compensation decisions for non-officer employees. Rather, our Chief Executive Officer sets compensation levels and presents the aggregate information to the Compensation Committee for its information. Bonuses, if any, are typically paid in the first quarter following the employee’s evaluation, and salary increases are effective the first pay period following approval.

Compensation packages for CPS’s corporate officers are analyzed and discussed individually by the Compensation Committee, and decisions are made once the Compensation Committee has obtained all of the information it deems necessary. Information that is considered in making officer compensation decisions may include information provided to the Compensation Committee via presentations made to the committee by the officers themselves. The Compensation Committee also considers the Company’s financial condition and performance, as well as the performance, financial condition and compensation levels of peer companies. For officers, bonuses are typically paid in the first quarter of the year following the year to which the bonus relates, and salary increases are effective the first pay period following approval.

The accounting and tax treatment of compensation decisions generally have not been material factors in determining the amount and type of compensation given to executive officers, other than to balance the potential cost to the Company with the benefit or value to the executive. The tax and accounting treatment of different compensation arrangements may play a greater role in the decision-making process in the future. The effects on Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) also would be considered when applicable.

The Compensation Committee has not to date employed any compensation consultants to assist it with compensation decisions, although it is authorized by its charter to do so and reserves the right to engage such consultants when and if deemed necessary or advisable. The Compensation Committee also has the authority to form, and delegate any of its responsibilities to, subcommittees as it deems appropriate, although to date it has not done so.

Compensation Components

The components of compensation provided to named executive officers (as well as non-officer employees) typically include base salary, annual discretionary bonuses, and equity incentives. In general, base salaries are reviewed annually and modified when corporate and/or individual performance dictates. During the first quarter of 2016 in response to an anticipated business slowdown, the Company implemented salary reductions of 5% for all salaried employees, while our CEO recommended a 10% reduction in his base salary, which recommendation was accepted and which reductions continued throughout fiscal 2017. Bonuses and equity incentives have historically been granted in periods during which the Company’s financial performance has supported such awards; such components of compensation are not granted when the Company’s operating results have not been positive and/or the recipients have not achieved specified performance milestones. Following depressed operating results in fiscal 2012, the Company’s financial condition improved during the 2013 through 2015 fiscal years, although fiscal 2016 and 2017 results were significantly below those for prior years. As a result, other than a guaranteed bonus payable in accordance with the terms of the employment agreement with our Senior Vice President of Sales and Marketing, there were no bonuses granted to named executive officers for the fiscal 2017 to reflect Company performance, as compared to aggregate bonuses of $23,000 for the 2016 fiscal year. The Company also granted our named executive officers stock options to purchase an aggregate 45,000 shares of Common Stock in fiscal year 2017, compared to options to purchase an aggregate 142,500 shares in fiscal 2016 (which included a one-time grant of an option to purchase 100,000 shares to our Senior Vice President of Sales and Marketing upon his hiring in November 2016).

The Company’s named executive officers also participate in the group benefits offered to all employees, such as medical and life insurance and a retirement savings plan.

Base Salary

Base salary levels for the Company’s officers are reviewed annually and are tied to the Company’s fiscal year. Among those factors taken into consideration when setting executive officer salaries are individual and corporate performance, level of responsibility, prior experience, breadth of knowledge of the industry, and competitive pay practices. Specific weight is not given to any particular factor when establishing base salaries, although most weight is typically given for individual performance. In unusual cases salaries may be reviewed more frequently if circumstances dictate.

Annual Bonuses

We believe that executive performance may be maximized through a system of incentive awards. Toward this end, the Company has established a discretionary cash incentive plan. Bonuses, when paid, are designed to tie awards to the achievement of specific corporate sales and earnings targets and individual performance objectives; the amount of the bonus award earned depends primarily on the extent to which such performance objectives are achieved. At the beginning of each fiscal year, the Compensation Committee establishes the annual sales and earnings objectives for CPS and the specific goals for each named executive officer, along with the milestones required to be achieved at each bonus level, and shares them with each individual officer. At year-end, the committee evaluates each individual’s performance compared with each individual’s specific goals and makes a determination as to whether the specified milestones have been reached.

Equity Incentives

As with base salary and bonus determinations, equity compensation awards are determined on an annual basis, typically in the first half of each fiscal year. An important objective of this component of compensation is to strengthen the relationship between the long-term value of the Company’s stock price and the potential financial gain for employees, as well as retention of personnel. Historically the Company has awarded stock options to its employees, officers and directors as the equity component of compensation, which provide recipients the opportunity to purchase shares of our Common Stock upon vesting and become valuable only if the trading price of the Common Stock increases. The recipient is therefore motivated to remain with the Company until the options vest and motivated to improve individual performance in support of improved Company performance as reflected in an improved trading price.

In selecting employees eligible to receive equity compensation grants (whether at the initial hire date or through periodic grants) and determining the size of such grants, a variety of factors are considered. Determination of the employees eligible to receive awards and the size of such awards is based on a subjective analysis by the Compensation Committee, with input from Mr. Bennett, of each individual’s position within the Company, his or her performance, his or her growth potential and that of the Company, and awards made to similarly situated employees at CPS’s peer companies. For our named executive officers, consideration has also been given in the last several years, and is expected to continue to be given, to long-term beneficial ownership goals. An informal beneficial ownership target has been established for each officer, which is intended to be achieved within a specified time period, and the Compensation Committee considers such targets – along with competitive practices at peer companies, individual performance, and seniority, among other factors – when making decisions about the size of option awards for such officers.

Equity Plans

The Board currently administers the CPS Technologies 2009 Stock Incentive Plan, adopted in December 2009 and amended in 2014 (as amended, the “2009 Plan”). The 2009 Plan provides for the grant of equity incentive compensation to officers, directors and employees, as well as consultants and advisors, of the Company. The stated purpose of the 2009 Plan is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders.

Grants of options, stock appreciation rights (“SARs”), restricted stock, restricted stock units and other stock-based awards for up to 3,000,000 shares of Common Stock are possible under the 2009 Plan. Determinations as to recipients, duration, price, vesting, performance requirements and other material terms of awards are made by the Board, which has the authority to delegate any or all of its powers under the plan to one or more committees of the Board, although there are specific requirements as to the price and term of certain awards depending on the award type and recipient. As of December 30, 2017, the Company had issued awards representing 2,848,100 shares, of which 1,658,905 were outstanding, and 1,189,195 shares were still available for awards under the 2009 Plan. If any award under the 2009 Plan expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as a result of shares subject to an award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right), or if an award results in any Common Stock not being issued (including as a result of an independent SAR that could have been settled either in cash or stock actually being settled in cash), the unused shares of Common Stock covered by such award shall again be available for grant, with certain exceptions. At the same time, any shares delivered to the Company, whether by actual delivery, attestation or net exercise, by an award recipient to purchase shares of Common Stock upon exercise or to satisfy tax withholding obligations in connection with an award are not added back to the number of shares available for future grant under the 2009 Plan.

The Board also administers the Company’s 1999 Stock Option Plan (the “1999 Plan”), although the 1999 Plan expired on January 22, 2009 and therefore no further awards can be made under such plan. Nevertheless, at December 30, 2017 options to purchase an aggregate 8,000 shares of Common Stock remained outstanding and unexercised under the 1999 Plan. Under the terms of the 1999 Plan, which authorized awards for up to 1,250,000 shares of Common Stock, all of the Company’s employees, officers, directors, consultants and advisors were eligible to be granted options, restricted stock awards, or other stock-based awards. All options outstanding under the 1999 Plan are non-statutory stock options exercisable at the fair market value of the stock on the date of grant, and expire ten years from the date of grant. The options granted to employees generally vest in equal annual installments over a five-year period. The options granted to directors under the 1999 Plan generally vest one year from date of grant.

Stock options representing the right to purchase an aggregate 167,500 shares of Common Stock were granted under the 2009 Plan during fiscal year 2017 to the Company’s employees, of which options to purchase an aggregate 45,000 shares were granted to the Company’s named executive officers. The Company’s independent directors also were granted options representing the right to purchase an aggregate 45,000 shares of Common Stock during the year under the 2009 Plan.

Retirement, Severance, Change in Control and Similar Compensation

The Company does not currently offer or have in place any formal retirement, severance, change of control or similar compensation programs other than its retirement savings plan available to all eligible employees. Rather, the Company individually negotiates with those employees for whom retirement, severance, change of control or similar compensation is deemed necessary. See below under “Retirement, Severance and Similar Compensation” for a discussion of severance payable to a former executive officer of the Company.

Perquisites and Other Benefits

The Company generally does not provide its named executive officers with “perks” or similar types of benefits. Our named executive officers have life insurance policies for which the Company pays the premium, and the Company also matches up to a certain percentage of their contributions to the Company’s retirement savings plan if the Company’s financial condition permits. Both of these benefits are generally available to all Company employees, subject to certain limitations and restrictions. Our named executive officers, like other employees, also are entitled to participate in CPS’s employee benefit plans offering group disability insurance and health insurance.

Tax Considerations

Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to certain employees, generally the Chief Executive Officer and the four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. In fiscal 2017, no compensation paid by the Company was nondeductible as a result of the $1,000,000 limitation. Furthermore, the Board of Directors believes that, given the general range of salaries and bonuses for executive officers of the Company, the $1,000,000 threshold of Section 162(m) will not be reached by any executive officer of the Company in the foreseeable future. Accordingly, the Board has not formulated a policy to address non-qualifying compensation.

Say on Pay Proposals and Votes

As discussed under Proposal 2 below, stockholders will have the opportunity to cast their vote at the Meeting on the compensation of CPS’s named executive officers as described in this Proxy Statement. The advisory vote will not be binding on the Compensation Committee or the Board of Directors. However, the Compensation Committee and the Board will review the voting results and any concerns raised by stockholders will be considered when determining future compensation arrangements and making decisions about future compensation programs and practices. The Board and Compensation Committee also may consult directly with stockholders to better understand any issues and concerns.

COMPENSATION

Named Executive Officers

The following tables set forth all plan and non-plan compensation awarded to, earned by or paid to the Company’s principal executive officer, our two other most highly compensated individuals serving as executive officers on December 30, 2017, and an additional individual who was not serving as an executive officer at year-end (collectively, the “named executive officers”), for all services rendered by such officers to the Company and any subsidiaries in all capacities for the periods presented. As noted herein, the Company implemented a temporary reduction in the base salary of all employees in May, 2016, which reduction continued during fiscal 2017. The Company originally instituted the reduction in response to weakness in the Company’s financial results.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Grant C. Bennett President, Chief Executive Officer, and Treasurer	2017	$160,159	--	--	$588(1)	$160,747
	2016	$167,003	$6,000	--	$4,610(2)	$177,613

Ralph M. Norwood Chief Financial Officer	2017	$145,429	--	$8,266(3)	$588(1)	$153,695
	2016	$148,373	$6,000	$27,732(4)	$3,781(2)	$185,886

Richard W. Adams Chief Technology Officer and Senior Vice President	2017	$161,083	--	$8,266(3)	$16,020(5)	$169,349
	2016	$159,234	$6,000	$11,555(6)	$2,003(2)	$178,792

Thomas E. Breen Senior Vice President Sales and Marketing	2017	$170,000(7)	$30,000	$20,665(8)	$588(1)	$220,665
	2016	$19,618(7)	$5,000	$69,280(9)	--	$93,895

(1)	Represents premiums paid by the Company for life insurance for the named executive officer.
(2)	Includes premiums paid by the Company for life insurance for the named executive officer and amounts paid by the Company in 2016 for the Company’s 50% match of the first 4% of the named executive officer’s 401(k) contributions for 2015. There was no Company match for fiscal years 2016 or 2017.
(3)	Amount represents an award on February 17, 2017 of an option to purchase 10,000 shares of Common Stock at $1.57 per share, which vests in five equal annual installments commencing the first anniversary of the date of grant and has a 10 year term. The dollar amount presented represents the aggregate fair value of the award on the date of grant computed pursuant to FASB ASC Topic 718 in the Company’s financial statements, not reduced by the estimated forfeiture rate. The fair value of the option was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in fiscal 2017: dividend yield of 0%, expected volatility of 54%, risk-free interest rate of 2.08%, and expected life of 6 years.
(4)	Amount represents an award on February 19, 2016 of an option to purchase 30,000 shares of Common Stock at $1.83 per share, which vests in five equal annual installments commencing the first anniversary of the date of grant and has a 10 year term. The dollar amount presented represents the aggregate fair value of the award on the date of grant computed pursuant to FASB ASC Topic 718 in the Company’s financial statements, not reduced by the estimated forfeiture rate. The fair value of the option was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in fiscal 2016: dividend yield of 0%, expected volatility of 53%, risk-free interest rate of 1.39%, and expected life of 6 years.
(5)	Includes premiums paid by the Company for life insurance as well as $15,007 paid to Mr. Adams as severance and $474 for continued health benefits as of December 30, 2017.
(6)	Amount represents an award on February 19, 2016 of an option to purchase 12,500 shares of Common Stock at $1.83 per share, which vests in five equal annual installments commencing the first anniversary of the date of grant and has a 10 year term. The dollar amount presented represents the aggregate fair value of the award on the date of grant computed pursuant to FASB ASC Topic 718 in the Company’s financial statements, not reduced by the estimated forfeiture rate. The fair value of the option was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in fiscal 2016: dividend yield of 0%, expected volatility of 53%, risk-free interest rate of 1.39%, and expected life of 6 years.
(7)	Mr. Breen’s annual base salary when hired in November 2016 was established at $170,000. In addition, Mr. Breen’s offer letter included a commitment to pay a minimum annual bonus of $30,000 through the end of 2018, payable in monthly installments of $2,500.
(8)	Amount represents an award on February 17, 2017 of an option to purchase 25,000 shares of Common Stock at $1.57 per share, which vests in five equal annual installments commencing the first anniversary of the date of grant and has a 10 year term. The dollar amount presented represents the aggregate fair value of the award on the date of grant computed pursuant to FASB ASC Topic 718 in the Company’s financial statements, not reduced by the estimated forfeiture rate. The fair value of the option was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in fiscal 2017: dividend yield of 0%, expected volatility of 54%, risk-free interest rate of 2.08%, and expected life of 6 years.
(9)	Amount represents an award on November 7, 2016 of an option to purchase 100,000 shares of Common Stock at $1.37 per share, which vests in five equal annual installments commencing the first anniversary of the date of grant and has a 10 year term. The dollar amount presented represents the aggregate fair value of the award on the date of grant computed pursuant to FASB ASC Topic 718 in the Company’s financial statements, not reduced by the estimated forfeiture rate. The fair value of the option was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in fiscal 2016: dividend yield of 0%, expected volatility of 53%, risk-free interest rate of 1.39%, and expected life of 6 years.

For further information on equity incentive awards granted to our named executive officers, see the disclosure below. For more information on compensation generally and information on severance and change of control rights, see the Compensation Discussion and Analysis section above.

Employment Agreements

None of our named executive officers are parties to employment agreements with the Company.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding unexercised options held by our named executive officers outstanding as of the end of the Company’s 2017 fiscal year, which date was December 30, 2017.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Grant C. Bennett	--	--	--	--	--

Ralph M. Norwood	75,000(1)	0(1)	--	2.00	10/7/21
	44,000(2)	11,000(2)	--	1.00	5/8/23
	18,000(3)	12,000(3)	--	2.90	2/6/24
	12,000(4)	18,000(4)	--	2.85	2/12/25
	6,000 (5)	24,000(5)	--	1.83	2/19/26
	0(6)	10,000(6)	--	1.57	2/17/27
Richard W. Adams	151,250(7)	0(7)	--	1.53	7/7/20
	28,000(2)	7,000(2)	--	1.00	5/8/23
	9,000(3)	6,000(3)	--	2.90	2/6/24
	6,000(4)	9,000(4)		2.85	2/12/25
	2,500(5)	10,000(5)	--	1.83	2/19/26
	0(6)	10,000(6)	--	1.57	2/17/27
Thomas E. Breen	20,000(8)	80,000(8)	--	1.37	11/7/26
	0(6)	25,000(6)	--	1.57	2/17/27

(1)	Granted on October 7, 2011 with vesting in five equal annual installments commencing on the first anniversary of the date of grant, with a term of 10 years.
(2)	Granted on May 8, 2013 with vesting in five equal annual installments commencing on the first anniversary of the date of grant, with a term of 10 years.
(3)	Granted on February 6, 2014 with vesting in five equal annual installments commencing on the first anniversary of the date of grant, with a term of 10 years.
(4)	Granted on February 12, 2015 with vesting in five equal annual installments commencing on the first anniversary of the date of grant, with a term of 10 years.
(5)	Granted on February 19, 2016 with vesting in five equal annual installments commencing on the first anniversary of the date of grant, with a term of 10 years.
(6)	Granted on February 17, 2017 with vesting in five equal annual installments commencing on the first anniversary of the date of grant, with a term of 10 years.
(7)	Granted on July 7, 2010 with vesting in five equal annual installments commencing on the first anniversary of the date of grant, with a term of 10 years.
(8)	Granted on November 7, 2016 with vesting in five equal annual installments commencing on the first anniversary of the date of grant, with a term of 10 years.

Equity Incentive Plans

The Company currently administers two plans that provide for the grant of equity incentive compensation to officers, directors and employees: the 2009 Stock Incentive Plan and the 1999 Stock Option Plan. At December 30, 2017, there were an aggregate of 4,250,000 shares authorized under these plans, of which 1,666,905 were outstanding and 1,189,195 were available for future grant. The 1999 Plan expired in January 2009 and no further awards can be made under such plan. Generally, these plans provide for the grant of equity awards to employees, officers, directors, consultants and advisors of the Company, in each case in amounts, at prices and subject to such restrictions and limitations as determined by the Board of Directors or a committee thereof and applicable law. For more information about each plan, see “Equity Incentives” in the Compensation Discussion and Analysis section above. The goal of the Company’s equity incentive awards is to promote the success and interests of the Company and its stockholders by permitting and encouraging recipients to obtain a proprietary interest in the Company or any subsidiaries through the grant and exercise of such awards, and motivating such recipients to remain with the Company and work towards its success.

Grants in Fiscal 2017

On February 17, 2017, the Board of Directors approved the grant of options under the 2009 Plan to purchase 10,000 shares of Common Stock to each of Mr. Norwood and Mr. Adams and options to purchase 25,000 shares to Mr. Breen. These incentive stock options, which are exercisable at $1.57 per share, vest in equal annual installments over a five-year period commencing on the first anniversary of the date of grant and have a term of 10 years.

On February 17, 2017, the Board of Directors also approved the grant to each of the independent members of the Company’s Board of Directors options under the 2009 Plan to purchase 15,000 shares of Common Stock, for an aggregate 45,000 shares. These non-qualified stock options, which are exercisable at $1.57 per share, vested immediately on grant and have a term of 10 years.

Such grants were the only grants of stock options made to the named executive officers and directors of the Company during the 2017 fiscal year.

Retirement, Severance and Similar Compensation

No retirement, severance or similar compensation was paid to any employee during the 2017 fiscal year except as described below. The Company does not offer or have in place any formal retirement, severance, change of control or similar compensation programs other than its retirement savings plan available to all eligible employees.

Richard Adams, who served as the Company’s Chief Technical Officer and Senior Vice President, resigned from all positions held with the Company effective November 10, 2017. In connection with his resignation, Mr. Adams and the Company entered into a separation letter agreement pursuant to which the Company agreed to pay Mr. Adams severance pay totaling $156,075, to be paid over a severance period of 12 months in 26 equal bi-weekly amounts. Of such severance amount, the Company paid Mr. Adams $15,007 during the fiscal year ended December 30, 2017. The Company also agreed, subject to Mr. Adams’s continued compliance with the terms of the separation agreement, to permit (i) continued vesting of all unvested options over the same period the options would have been vested had Mr. Adams remained an employee, and (ii) all options to remain exercisable through the original exercise period. The Company also agreed to pay the Company’s portion of Mr. Adams’s health insurance as if he had been employee through the shorter of the severance period or until Mr. Adams obtained alternative coverage; Mr. Adams’s compensation from the Company for fiscal year 2017 included $1,436 paid for the Company’s portion of his continued health coverage. In return for these benefits, Mr. Adams agreed to release the Company from all claims, covenanted not to disparage the Company, and agreed to provide the Company up to 16 hours of consulting time per month during the severance period.

Compensation of Directors

The following table sets forth all compensation of the Company’s non-employee directors for the fiscal year ended December 30, 2017. Mr. Bennett, our President and CEO, did not receive any additional compensation for his service as a director during the 2017 fiscal year.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Francis J. Hughes, Jr.	$16,000(1)(2)	$13,314(3)(4)	$154(5)	$29,468
Daniel C. Snow, PhD.	$16,000(1)	$13,314(3)(4)	$2,305(5)	$31,619
Thomas M. Culligan	$16,000(1)	$13,314(3)(4)	$348(5)	$29,662
(1)	Includes quarterly stipend and fees paid for Board of Directors and committee meetings attended during the fiscal year.
(2)	Cash fees payable to Mr. Hughes for his service as a director are paid to ARD, for which Mr. Hughes serves as President.
(3)	Amount represents the award on February 17, 2017 of a non-qualified option to purchase 15,000 shares of Common Stock at $1.57 per share, which vested in full on date of grant and has a 10 year term. The dollar amount presented represents the aggregate fair value of the award on the date of grant computed pursuant to FASB ASC Topic 718 in the Company’s financial statements, not reduced by the estimated forfeiture rate. The fair value of the option was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in fiscal 2017: dividend yield of 0%, expected volatility of 54%, risk-free interest rate of 2.23%, and expected life of 7 years.
(4)	Mr. Hughes had 106,000 options outstanding at the 2017 fiscal year-end, all of which were fully vested and exercisable. Dr. Snow had 114,000 options outstanding at the 2017 fiscal year-end, all of which were fully vested and exercisable. Mr. Culligan had 60,000 options outstanding at the 2017 fiscal year-end, all of which were fully vested and exercisable.
(5)	Amount represents expenses reimbursed for travel.

Board members are entitled to receive a Board meeting fee of $1,000 per meeting unless waived. Board members also receive a quarterly stipend of $2,500 for their service.

Directors other than Mr. Bennett also are entitled to receive grants of stock options. In February 2017, the Board granted to each of Messrs. Hughes and Culligan and Dr. Snow options to purchase 15,000 shares of Common Stock at $1.57 per share, the closing price of the Common Stock on the date of grant. Such options have a term of 10 years and were exerciseable in full on the date of grant.

CPS may reimburse members of the Board of Directors for their reasonable out-of-pocket expenses incurred in attending Board and committee meetings. The Company believes that members of the Board of Directors received compensation during fiscal year 2017 commensurate with their responsibilities to the Company and appropriate for a company of CPS’s size and revenues.

PROPOSAL 2. STOCKHOLDER ADVISORY VOTE ON

EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Reform Act”) and Section 14A of the Exchange Act entitle stockholders to cast a non-binding, advisory vote on the compensation of executives as described in a company’s proxy statement, otherwise known as “say on pay” proposals. The legislation makes clear that these votes do not overrule a Board’s compensation decisions, impose additional fiduciary duties on the Board, or limit stockholders’ ability to make other compensation-related proposals.

CPS’s primary goal when determining compensation is to align compensation with our business objectives and performance. Our aim is to attract, retain and reward executive officers and other key employees who contribute to our long-term success and to motivate those individuals to enhance long-term stockholder value. The Company aims to make executive compensation sensitive to Company performance, which is defined primarily in terms of sales and profits.

We believe that the Company’s executive compensation programs have been effective at providing appropriate incentives for the achievement of targeted results, aligning pay and performance, creating an ownership culture in which award recipients think and act like stockholders, and enabling CPS to attract and retain some of the most talented executives in our industry.

Revenues for the 2017 fiscal year were $ 14.6 million, compared to revenues of $15.4 million in fiscal 2016, a 5% decrease. The Company incurred a net loss of $1.7million, or $0.13 per share, for fiscal 2017. This compares with a net loss of $454,000, or $0.03 per share, reported for 2016. The Company’s fiscal 2017 results were primarily the result of lower sales volume, higher selling, general and administrative spending, together with the impact of the Tax Cut and Jobs Act.

Compensation actions taken with respect to fiscal 2017 for the Company’s named executive officers reflected the Company’s financial performance and individual achievement of performance milestones as compared to prior years. Specifically, temporary salary reductions, which were implemented in May, 2016 for all salaried employees, including a 10% reduction for our CEO, remained in effect during fiscal 2017. None of our named executive officers received performance bonuses for fiscal 2017 except a guaranteed bonus in the amount of $30,000 paid to a senior executive pursuant to the terms of his employment agreement with the Company. Annual performance bonuses granted to the Company’s named executive officers for fiscal year 2016 amounted to $23,000 in the aggregate.

Stockholders are encouraged to read the Compensation Discussion and Analysis and Compensation sections of this Proxy Statement for a more detailed discussion of how the Company’s compensation programs reflect our overarching compensation philosophy and core principles and how such philosophy and principles were implemented when making compensation decisions for 2017.

Our Board values constructive dialogue on compensation and other governance topics, and recognizes the interest that investors have in executive compensation. In response to the passage of the Reform Act and in recognition of growing support for advisory votes on compensation, stockholders now have the opportunity to vote on an advisory resolution concerning the compensation of our named executive officers on an annual basis. Stockholders will be given an opportunity to vote again on the frequency of the Company’s say on pay vote at the 2020 annual meeting of stockholders.

Accordingly, stockholders are being asked to vote on the following resolution at the Meeting:

RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed in the Compensation section (including the tables and narrative discussion therein) of this Proxy Statement be hereby APPROVED.

Stockholders will have the opportunity to vote for or against such resolution, or abstain from voting. The affirmative vote of the holders of a majority of the shares of Common Stock voting on the matter shall be required to approve the stockholder advisory vote on executive compensation as disclosed in this Proxy Statement. Abstentions and broker non-votes will not be included in the totals for the proposal, and will have no effect on the outcome of the vote.

The advisory vote will not be binding on the Compensation Committee or the Board of Directors. However, the Compensation Committee and Board will review the voting results and any concerns raised by stockholders will be considered when determining future compensation arrangements and making decisions about future compensation programs and practices. The Board and Compensation Committee also may consult directly with stockholders to better understand any issues and concerns.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE ADVISORY RESOLUTION APPROVING EXECUTIVE COMPENSATION.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Registered Pubic Accounting Firm

The Audit Committee has selected the firm of Wolf & Company, P.C. (“Wolf”), independent certified public accountants, to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 29, 2018. Wolf acted as the Company’s independent registered public accounting firm for the Company’s 2017 and 2016 fiscal years.

It is expected that a member of Wolf will be present at the Meeting and will be available to respond to appropriate questions and make a statement if he or she so desires.

Fees

Audit Fees. The aggregate fees billed by Wolf for professional services rendered for the audit of the Company’s annual financial statements for fiscal years 2017 and 2016, and the reviews of the financial statements included within the Company’s quarterly reports during fiscal years 2017 and 2016, were approximately $115,925 and $117,200, respectively.

Audit-Related Fees. No fees were billed by Wolf for assurance and related services that were reasonably related to the performance of its audit or review of the Company’s financial statements for fiscal years 2017 and 2016.

Tax Fees. The aggregate fees billed by Wolf for professional services rendered for tax compliance, tax advice and tax planning for the Company for each of fiscal years 2017 and 2016 were approximately $6,200 and $6,100, respectively. These amounts represent those billed for tax return preparation and tax advice for the Company.

All Other Fees. No fees were billed by Wolf for products and services provided other than those otherwise described above for fiscal years 2017 and 2016.

Pre-Approval Policies

The Audit Committee approves the audit and permissible non-audit services performed by the Company’s independent registered public accounting firm, and any other accounting firm, in order to ensure that the provision of such services does not impair such firm’s independence, in appearance or fact. In fiscal year 2017, the Audit Committee pre-approved all such services performed by Wolf.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The following table shows, as of March 9, 2018, the beneficial ownership of the Common Stock of the Company by (i) any person or group who is known to the Company to be the beneficial owner of more than 5% of the Company’s Common Stock, (ii) each of the Company’s current directors and nominees, (iii) each of the Company’s named executive officers, and (iv) all current directors and named executive officers of the Company as a group. As of March 9, 2018, there were 13,203,436 shares of Common Stock outstanding.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(1)	Percent of Class
5% Holders
ARD Master, L.P. 10 Tremont Street 3rd Floor Boston, MA 02109	2,184,789(2)	16.5%
CYB Master LLC Attn: Norman J. Wechsler PO Box 4095 Pocatello, ID 83205	1,373,929(3)	10.4%

Directors, Nominees and Named Executive Officers
Grant C. Bennett	1,490,054	11.3%

Ralph M. Norwood	191,000(4)	1.4%

Richard W. Adams	309,250(5)	2.3%

Thomas E. Breen	25,000(6)	*

Daniel C. Snow	130,000(7)	*

Francis J. Hughes, Jr.	2,398,940(8)	18.0%

Thomas M. Culligan	82,500(9)	*

All current directors and executive officers as a group (7 persons)	4,626,744(10)	32.8%

(1)	Unless otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. With respect to each person or group, percentages are calculated based on the number of shares beneficially owned, including shares that may be acquired by such person or group, within 60 days of March 9, 2018, upon the exercise of stock options or other purchase rights, but not the exercise of options or warrants held by any other person. The address of Messrs. Bennett, Norwood, Adams, Hughes, Breen and Culligan, and Dr. Snow, is c/o CPS Technologies Corp., 111 South Worcester Street, Norton, Massachusetts 02766.
(2)	Consists of 2,184,789 shares owned by ARD Master, L.P. Excludes 93,151 shares owned, and options to purchase 121,000 shares held, by Mr. Hughes.
(3)	Consists of 1,373,929 shares owned by CYB Master LLC. Mr. Wechsler, manager and sole member of CYB Master LLC, may be deemed to be the beneficial owner of these shares by virtue of being the sole person in a position to direct the voting and investment decisions of CYB Master LLC.
(4)	Consists of 5,000 shares owned, and options to purchase 186,000 shares of Common Stock held, by Mr. Norwood.
(5)	Consists of 95,000 shares owned, and options to purchase 214,250 shares held, by Mr. Adams.
(6)	Consists of options to purchase 25,000 shares of Common Stock held by Mr. Breen.
(7)	Consists of 1,000 shares owned, and options to purchase 129,000 shares of Common Stock held, by Dr. Snow.
(8)	Consists of shares described in Footnote 2 above owned by ARD Master, L.P., as to which Mr. Hughes disclaims beneficial ownership other than such portion as to which Mr. Hughes has a pecuniary interest, plus 93,151 shares owned, and options to purchase 121,000 shares held, by Mr. Hughes.
(9)	Consists of 7,500 shares owned, and options to purchase 75,000 shares of Common Stock held, by Mr. Culligan.
(10)	Consists of 3,876,494 shares beneficially owned and 750,250 options to purchase shares of Common Stock held by Messrs. Bennett, Norwood, Adams, Breen, Hughes and Culligan and Dr. Snow.

Change in Control

The Company knows of no arrangements (including any pledge by any person of securities of CPS) that may result or have resulted in a change in control of the Company.

ADDITIONAL INFORMATION

Other Matters

If any other matters are properly presented to the Meeting for action, it is intended that the persons named in the enclosed proxy card will vote on such matters in accordance with their best judgment.

Stockholder Proposals for 2019 Annual Meeting

Proposals of stockholders for inclusion in the Proxy Statement and form of proxy, including director nominees, for the Company’s 2019 Annual Meeting of Stockholders must be received by the Company at its principal executive offices no later than November 20, 2018, and must comply with the applicable requirements of federal securities laws and the Company’s nomination procedures as discussed herein. Stockholder proposals received outside this process will be considered untimely if the Company is not provided written notice thereof no less than 30 days prior to the first anniversary of the date of notice given to stockholders for the prior year’s annual meeting of stockholders, or February 18, 2019, but in no event is notice required to be given more than 50 days prior to the date of such meeting. In order to curtail controversy as to the date on which the Company received a proposal, it is suggested that proponents submit their proposals by certified mail, return receipt requested.

Expenses and Solicitations

The cost of the solicitation of proxies will be borne by the Company. Proxies will be solicited principally through the mail. Further solicitation of proxies from some stockholders may be personally made by directors, officers and regular employees of the Company, by telephone, facsimile or special letter. No additional compensation, except for reimbursement of reasonable out-of-pocket expenses, will be paid for any such further solicitation by such individuals.

In addition, the Company may request banks, brokers, custodians, nominees, and fiduciaries to forward copies of the Company’s proxy materials to those persons for whom they hold shares to request instructions for voting the proxies. The Company will reimburse any such persons for their reasonable out-of-pocket costs.

Householding

Certain stockholders who share the same address may receive only one copy of this Proxy Statement (which includes the Notice of Internet Availability of Proxy Materials) and the Company’s 2017 Annual Report on Form 10-K in accordance with a notice delivered from such stockholders’ bank, broker or other holder of record, unless the applicable bank, broker or other holder of record received contrary instructions. This practice, known as “householding,” is designed to reduce printing and postage costs. If you own your shares through a bank, broker or other holder of record and wish to either stop or begin householding, you may do so, or you may request a separate copy of this Proxy Statement (which includes the Notice of Internet Availability of Proxy Materials), or the Annual Report, either by contacting your bank, broker or other holder of record at the telephone number or address provided in the above referenced notice, or by contacting CPS via telephone at (508) 222-0614 or in writing at CPS Technologies Corp., 111 South Worcester Street, Norton, Massachusetts, 02766, Attention: Investor Relations. If you request to begin or stop householding, you should provide your name, the name of your broker, bank or other record holder, and your account information.

Annual Report on Form 10-K

The Company will provide, upon written request and without charge to each stockholder entitled to vote at the Meeting, a copy of the Company’s Annual Report on Form 10-K as filed with the Commission for the fiscal year ended December 30, 2017. A request for copies of such report should be addressed to the Company at CPS Technologies Corp., 111 South Worcester Street, Norton, Massachusetts, 02766, Attention: Chief Financial Officer.

CPS TECHNOLOGIES CORP.

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy/Voting Instruction Card. Signed proxies returned without specific voting directions will be voted in accordance with the Board of Directors' recommendations.

+

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. To elect the following nominees to serve on the Board of Directors until the next annual meeting of stockholders and until their successors are elected and qualified.

	For	Against	Abstain
01 - Grant C. Bennett	☐	☐	☐
02 - Francis J. Hughes, Jr.	☐	☐	☐
03 - Daniel C. Snow	☐	☐	☐
04 - Thomas M. Culligan	☐	☐	☐

	For	Against	Abstain
2. Advisory vote to approve named executive officer compensation.	☐	☐	☐

The Board of Directors knows of no other matters to be presented at the Meeting.

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance. Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name or names appear in this proxy. When shares are held jointly, each holder must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

1 U P X

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02RT8A

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

THE NOTICE OF MEETING, PROXY STATEMENT, PROXY CARD AND ANNUAL REPORT ON FORM 10-K FOR THE 2017 FISCAL YEAR ENDED DECEMBER 30, 2017 ARE AVAILABLE AT WWW.ALSIC.COM/SEC-FILINGS.

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

REVOCABLE PROXY — CPS TECHNOLOGIES CORP.

ANNUAL MEETING OF STOCKHOLDERS
April 27, 2018

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned stockholder of CPS Technologies Corp. hereby appoints GRANT C. BENNETT and RALPH M. NORWOOD, and each of them, attorneys, agents and proxies of the undersigned, with full powers of substitution to each, with all the powers the undersigned would possess if personally present, to vote all shares of Common Stock, par value $0.01 per share, of CPS TECHNOLOGIES CORP. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the offices of counsel to the Company, Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, at 10:00 a.m. (local time) on Friday, April 27, 2018, and any adjournments thereof.

All stockholders are cordially invited to attend the Meeting. Whether or not you expect to attend the Meeting, please complete, sign, date and return the enclosed proxy card in the envelope provided at your earliest convenience. If you return your proxy, you may nevertheless attend the Meeting and vote your shares in person. This proxy, if properly executed, will be voted in the manner directed herein by the undersigned stockholder and in the discretion of the proxies named herein on any other business which may properly come before said Meeting, all in accordance with and as described in the Notice and accompanying Proxy Statement for said Meeting, receipt of which is hereby acknowledged. **IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED <u>FOR</u> THE ELECTION OF THE NOMINEES NAMED IN PROPOSAL 1 AND <u>FOR</u> PROPOSAL 2.**

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.